UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2010
AuraSource, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28585	68-0427395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1490 South Price Road, Suite 219 Chandler, AZ	85286
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (480) 292-7179

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Item 3.02.  Unregistered Sales of Equity Securities.

On September 30, 2010, the Company completed a private placement offering to certain institutional and accredited investors (“Investors”) pursuant to which the Company sold an aggregate of 400,000 shares of the Company’s common stock resulting in gross proceeds of $500,000 to the Company. The Company intends to use proceeds of the offering for working capital and to develop an AuraCoal plant in the Gulf of Tonkin Economic and Development Area which utilizes low-grade coal and semi-coke to produce a coal –water slurry that can be used to heat industrial boilers (a process used for 40 years). Patent pending process removes ash and sulfur from coal on a pre-combustion basis, providing significant cost savings and higher environmental compliance for end-users than other coal-water slurry alternatives.. The Company has no material relationship with any of the institutional and accredited investors participating in the private placement offering other than in respect of the Subscription Agreements.

The issuance of the shares of the Company’s common stock to the Investors pursuant to the Subscription Agreements are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (“Commission”) under the Securities Act, as the Shares were sold to accredited investors and were not sold through any general solicitation or advertisement. The shares sold by the Company have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an available exemption from registration.

A copy of the subscription agreement is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, AuraSource, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURASOURCE, INC.

Date:  October 5, 2010                                                                By:         /s/ Eric Stoppenhagen
Eric Stoppenhagen
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number                                                     Description of Exhibit
99.1	Form of Subscription Agreement.